Exhibit 1.1

[Number of Shares]

Walker & Dunlop, Inc.

Common Stock

UNDERWRITING AGREEMENT

[•], 2010

CREDIT SUISSE SECURITIES (USA) LLC
KEEFE, BRUYETTE & WOODS, INC.
MORGAN STANLEY & CO. INCORPORATED

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,
Eleven Madison Avenue
New York, NY 10010-3629

c/o Keefe Bruyette & Woods, Inc.
787 Seventh Avenue
New York, NY  10019

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Dear Sirs:

1.                                      Introductory.  Walker & Dunlop, Inc., a Maryland corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”), for whom Credit Suisse Securities (USA) LLC, Keefe, Bruyette & Woods, Inc. and Morgan Stanley & Co. Incorporated are acting as representatives (the “Representatives”), to issue and sell to the several Underwriters an aggregate of [•] shares of the Company’s common stock, $0.01 par value per share (“Securities”); and the stockholders of the Company listed on Schedule B hereto (the “Selling Shareholders”) severally agree to sell to the several Underwriters an aggregate of [•] shares of the Company’s Securities.  The [•] shares of Securities to be sold by the Company and the [•] shares of Securities to be sold by the Selling Shareholders are collectively called the “Firm Securities”).  The Company also proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [•] additional shares of its Securities (“Optional Securities”) as set forth below.  The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”  As part of the offering contemplated by this Agreement, Morgan Stanley & Co. Incorporated (the “Designated Underwriter”) has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to [•] shares, for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, “Participants”), as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus (each as defined below) under the heading “Underwriting” (the “Directed Share Program”).  The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price.  Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.

Concurrently with or immediately prior to the First Closing Date (as defined below), the Company will complete a series of actions and transactions (the “Formation Transactions”) described in the Registration Statement, the General Disclosure Package and the Final Prospectus under the caption “Summary—Our History and Formation Transactions,” “Business—Our History and Formation Transactions” and “Certain Relationships and Related Transactions—Formation Transactions” pursuant to which Walker & Dunlop, LLC, Walker & Dunlop Multifamily, Inc., Walker & Dunlop GP, LLC, GPF Acquisition, LLC, W&D, Inc., Green Park Financial Limited Partnership, Walker & Dunlop II, LLC, Green Park Express, LLC and W&D Balanced Real Estate Fund I GP, LLC (each a “Predecessor” and collectively, the “Predecessors”) will become direct or indirect subsidiaries of the Company.  As part of the  Formation Transactions, the Company and certain other entities have entered into, or will enter into as of the First Closing Date, as the case may be, the agreements identified on Schedule C hereto.  Such agreements are hereinafter called, collectively, the “Transaction Documents” and singly a “Transaction Document.”

Unless the context requires otherwise, all references to “subsidiary” or “subsidiaries” of the Company shall, in the period prior to the consummation of the Formation Transactions, be deemed to refer to and include a Predecessor or the Predecessors, as applicable.

2.                                      (i) Representations and Warranties of the Company.  The Company represents and warrants to the several Underwriters as of the date hereof, the Applicable Time (as defined below) and each Closing Date, and agrees with, the several Underwriters as follows:

(a)                                 Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-1 (No.  333-1658535) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses.  At any particular time, such initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”.  The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities.  At any particular time, such Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended.  No stop order suspending the effectiveness of the Initial Registration Statement or any Additional Registration Statement has been issued under the Act, no order preventing or suspending the use of any preliminary prospectus or the Final Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.  The Company has complied with each request, if any, from the Commission for additional information.  Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended.  The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [•] [a/p]m (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c).  If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule D to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”.  A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time.  A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time.  For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement.  For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

(b)                                 Compliance with Securities Act Requirements.  (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration

Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) on the date of this Agreement, at their respective Effective Times or issue dates and on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of the jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program and no Directed Shares will be offered for sale or sold in any foreign jurisdictions.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(c)                                  Ineligible Issuer Status.  (i) At the time of initial filing of the Initial Registration Statement and any Additional Registration Statement, (ii) at the date of this Agreement, and (iii) at the Closing Date, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(d)                                 General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated December 1, 2010 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule D to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the General Disclosure Package or any [Issuer Free Writing Prospectus] made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(e)                                  Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The first sentence of this Section 2(i)(e) does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(f)                                   Good Standing of the Company.  The Company has been duly incorporated and is existing and in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations (A) under this Agreement and each of the Transaction Documents and (B) in connection with the Formation Transactions; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(g)                                  Subsidiaries.  As of the date of this Agreement, the Company has no subsidiaries.  Each entity that will become a direct or indirect subsidiary of the Company at the First Closing Date, upon the consummation of the Formation Transactions, has been duly organized and is validly existing and in good standing and, as of the First Closing Date, upon the consummation of the Formation Transactions, will be validly existing and in good standing, under the laws of the jurisdiction of its organization, with power and authority (entity and other) to own its properties and conduct its business as described in the Registration Statement, General Disclosure Package and the Final Prospectus; and each such subsidiary of the Company is and will be duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock of each such subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or indirectly, is owned free from liens, encumbrances and defects.  At the First Closing Date, upon the consummation of the Formation Transactions, [•] and [•] will be the only subsidiaries of the Company that meet the definition of a “significant subsidiary” under Rule 1-02 of Regulation S-X.

(h)                                 Offered Securities; Formation Securities; Securities.  The Offered Securities, the Securities issued in connection with the Formation Transactions (the “Formation Securities”), and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Offered Securities being sold by the Company and the Formation Securities have been delivered and paid for in accordance with this Agreement or the Transaction Documents, as applicable, on each Closing Date, such Offered Securities and Formation Securities will have been validly issued, fully paid and nonassessable, will conform to the information in the Registration Statement, the General Disclosure Package and the Final Prospectus and to the description of the Offered Securities and Formation Securities contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.  The issuance and sale by the Company of the Formation Securities are exempt from the registration requirements of the Act and applicable securities and blue sky laws of any U.S. state or non-U.S. jurisdiction.  No holder of Securities will be subject to personal liability by reason of being such a holder.  The certificates, if any, to be used to evidence the Offered Securities will, at the Closing Date, be in due and proper form and will comply in all material respects with all applicable legal requirements, the bylaws of the Company and the requirements of the New York Stock Exchange.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(i)                                     No Finder’s Fee.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, the Selling Shareholders or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(j)                                    Registration Rights.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(k)                                 Listing.  The Offered Securities have been approved for listing on The New York Stock Exchange, subject to notice of issuance.

(l)                                     Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company or its subsidiaries for the consummation of the transactions contemplated by this Agreement or the Transaction Documents in connection with the offering, issuance and sale of the Offered Securities and the Formation Securities by the Company and the consummation of the Formation Transactions, except such as have been obtained or made or will be obtained or made prior to the Closing Date in connection with the offering, issuance and sale of the Offered Securities and the Formation Securities by the Company and such as may be required under state securities laws.

(m)                             Title to Property.  Upon consummation of the Formation Transactions, the Company and its subsidiaries will have good and marketable title to all real properties and all other properties and assets identified as being owned by them in the Registration Statement, the General Disclosure Package and the Final Prospectus, in each case free from liens, charges, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them and, (i) except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or (ii) those that would not reasonably be expected, individually or in the aggregate, to have a Materially Adverse Effect, the Company and its subsidiaries will hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would interfere with the use made or to be made thereof by them.

(n)                                 Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement and the Transaction Documents, and the issuance and sale of the Offered Securities and the Formation Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, by-laws or other organizational document of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, in the case of clauses (ii) and (iii) above, for any such lien, charge, encumbrance, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(o)                                 Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or other organizational document or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(p)                                 Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(q)                                 Authorization and Description of Transaction Documents.  Each Transaction Document has been, or as of the First Closing Date will have been, duly authorized, executed and delivered by the Company and, when duly executed and delivered in accordance with their terms by the other parties thereto, constitutes or will constitute, as the case may be, a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general equitable principles, and with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law.  Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus and such descriptions conform to the rights set forth in such Transaction Document.

(r)                                    Possession of Licenses and Permits.  The Company and its subsidiaries (i) possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Final Prospectus to be conducted by them, except where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(s)                                   Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could, individually or in the aggregate, have a Material Adverse Effect.

(t)                                    Possession of Intellectual Property.  The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(u)                                 Environmental Laws.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances  (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(v)                                 Accurate Disclosure.  The statements in the Registrations Statement, the General Disclosure Package and the Final Prospectus under the headings “U.S. Federal Income Tax Considerations”, “ERISA Considerations”, “Description of Capital Stock”, “Certain Relationships and Related Transactions”, “Business — Regulator Requirements” and “Business — Legal Proceedings”, insofar as such statements summarize legal or regulatory matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal or regulatory matters, agreements, documents or proceedings and present the information required to be shown.

(w)                               Absence of Manipulation.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(x)                                 Statistical and Market-Related Data.  Any third-party statistical and market-related data included in a Registration Statement, the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(y)                                 Independent Accountants.  KPMG LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Final Prospectus, are independent public accountants as required by the Act, the Rules and Regulations and the Public Company Accounting Oversight Board.

(z)                                  Internal Controls and Compliance with the Sarbanes-Oxley Act.  The Company and its subsidiaries and their respective Boards of Directors are in compliance with Sarbanes — Oxley and the Exchange Rules as applicable to them and have taken all necessary actions to ensure that they will be in compliance with all applicable provisions of Sarbanes-Oxley with which the Company and its subsidiaries are required to comply as of the initial filing or effectiveness, as the case may be, of the Registration Statement and are actively taking steps to ensure that they will be in compliance with other provisions of Sarbanes-Oxley not currently in effect, upon the effectiveness of such provisions, or which will become applicable to them at all times after the effectiveness of the Registration Statement.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company and its subsidiaries have disclosed or reported to the Audit Committee or the Board and the Company’s auditors have been advised of:  (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.  Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness or significant deficiency in the Company’s internal control over financial reporting (whether or not remediated), including any corrective actions with regard to significant deficiencies and material weaknesses and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa)                          Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries will evaluate the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb)                          Litigation.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Transaction Documents, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.

(cc)                            Financial Statements.  The financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of (i) the Predecessors and (ii) Column Guaranteed LLC as of the dates shown and their results of operations and cash flows for the periods shown comply in all material respects with the applicable requirements of the Act.  Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods presented.  The supporting schedule relating to the Predecessors present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary selected financial data included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Predecessors included therein.

Except as included in the Registration Statement, the General Disclosure Package and the Final Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus under the Act or the Rules and Regulations.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(dd)                          No Material Adverse Change in Business.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse, (ii)  there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of their respective capital stock, (iii)  there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, (iv) there has not been any material transaction entered into by the Company or any of its subsidiaries, other than transactions in the ordinary course of business, and (v) there has not been any obligation, direct or contingent, which is material to the Company or any of its subsidiaries, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business.

(ee)                            Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(ff)                              Absence of Unlawful Influence.  The Company has not offered or sold, or caused the Underwriters to offer or sell, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(gg)                            Related Party Transactions.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no business relationships or related-party transactions involving the Company or its subsidiaries or any other person required to be described in the Registrations Statement, the General Disclosure Package or the Final Prospectus.

(hh)                          Payment of Taxes.  The Company and the Predecessors have filed all federal, state, local and non-U.S. tax returns that are required to have been filed (taking into account any permitted extensions thereof), except in any case in which the failure so to file would not have a Material Adverse Effect; and, except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and the Predecessors have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(ii)                                  ERISA.  The Company and its subsidiaries are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”).  No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or its subsidiaries would have any material liability.  Neither the Company nor any Predecessor has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”).  Each “pension plan” for which the Company or any Predecessor would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not, singly or in the aggregate, result in a Material Adverse Effect.

(jj)                                  Approvals.  The Company is an approved Fannie Mae Delegated Underwriting and Servicing lender throughout the United States, a Freddie Mac Program Plus lender in at least seven states, the District of Columbia and the metropolitan New York area, a Department of Housing and Urban Development Multifamily Accelerated Processing lender throughout the United States, and a Government National Mortgage Association issuer, and has not received any notice of proceedings relating to the revocation or modification of any such approval.

(ii)                                  Representations and Warranties by the Selling Shareholders.  Each Selling Shareholder severally and not jointly represents and warrants to the several Underwriters as of the date hereof, the Applicable Time and the applicable Closing Date, and agrees with, the several Underwriters as follows:

(a)                                  Title to Securities.  Each Selling Shareholder holds valid title to his interest in the Predecessors and upon consummation of the Formation Transactions and on the applicable Closing Date and immediately prior to the sale, assignment, transfer and delivery of the Offered Securities to be delivered by the applicable Selling Shareholder on such Closing Date hereunder, each such Selling Shareholder will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on such Closing Date hereunder the several Underwriters will acquire (a) valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date, free of any “adverse claim” (within the meaning of Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”) and (b) full right, power and authority to enter into this Agreement and the Custody Agreement (“Custody Agreement”) signed by such Selling Shareholder and BNY Mellon Shareholder Services, as Custodian (“Custodian”), relating to the deposit of the Offered Securities to be sold by such Selling Shareholder and the Power of Attorney (“Power of Attorney”) appointing the attorney-in-fact (defined as William Walker, the “Attorney-in-Fact”) as such Selling Shareholder’s attorney-in-fact, and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the payment for the Offered Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Offered Securities, as directed by the Underwriters, to the Depository Trust Company (“DTC”) or its agent, registration of such shares in the name of Cede & Co. (“Cede”) or such other nominee as may be designated by DTC and the crediting of such Offered Securities on the books of DTC to securities accounts of the Underwriters (assuming that no such Underwriter has notice of any “adverse claim” (within the meaning of Section 8-105 of the New York UCC) to such Shares), (A) under Section 8-501 of the New York UCC, the Underwriters will acquire a valid and unencumbered security entitlement with respect to such Offered Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on an “adverse claim,” within the meaning of Section 8-102 of the New York UCC, to such Offered Securities may be asserted against the Underwriters with respect to such security entitlement.

(b)                                 Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Shareholder for the consummation of the transactions contemplated by the Power of Attorney, the Custody Agreement or this Agreement in connection with the offering and sale of the Offered Securities by such Selling Shareholder, except such as have been obtained and made under the Act and such as may be required under state securities laws.

(c)                                  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Power of Attorney, Custody Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation by such Selling Shareholder of any of the terms and provisions of, or constitute a default by such Selling Shareholder under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Shareholder or any of its properties or any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the properties of such Selling Shareholder is subject, except for any such lien, charge, encumbrance, breach, violation or default that would not, individually or in the aggregate, impair in any material respect such Selling Shareholder’s ability to fulfill its obligations under this Agreement, the Power or Attorney, the Custody Agreement or the validity and enforceability therefor or thereof.

(d)                                 Power of Attorney and Custody Agreement.  The Power of Attorney and Custody Agreement, in the forms heretofore furnished to the Representatives with respect to such Selling Shareholder, have been duly authorized, executed and delivered by such Selling Shareholder and constitute valid and legally binding obligations of such Selling Shareholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(e)                                  Compliance with Securities Act Requirements.  (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on the applicable Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included and on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) as of the Applicable Time, the General Disclosure Package or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.  Notwithstanding anything to the contrary, with respect to each Selling Shareholder, the first sentence of this subsection (e) applies only to statements in or omissions from any Registration Statement, any General Disclosure Package or the Final Prospectus that are made in reliance upon and in conformity with information furnished to the Company by such Selling Shareholder expressly for use therein (“Selling Shareholder Information”), it being understood and agreed that the only Selling Shareholder Information consists solely of the information relating to such Selling Shareholder under the caption “Principal and Selling Stockholders” in any Registration Statement, any General Disclosure Package or the Final Prospectus.

(f)                                    Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Selling Shareholders notified or notify the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Selling Shareholders have promptly notified or will promptly notify the Company and the Representatives and (ii) the Selling Shareholders have promptly provided or will provide the Company with all necessary information to eliminate or correct such conflict, untrue statement or omission.  Notwithstanding anything to the contrary, with respect to each Selling Shareholder, this subsection (f) applies only to statements in or omissions from any Issuer Free Writing Prospectus that are made in reliance upon and in conformity with the Selling Shareholder Information.

(g)                                 No Undisclosed Material Information.  The sale of the Offered Securities by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth the Registration Statement, the General Disclosure Package or the Final Prospectus.

(h)                                 Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

(i)                                     No Finder’s Fee.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(j)                                     Absence of Manipulation.  Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(k)                                  No Registration or Other Similar Rights.  Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

(l)                                     No Free Writing Prospectuses.  Such Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Offered Securities.

(m)                               No Association with FINRA.  Neither such Selling Shareholder nor any of such Selling Shareholder’s affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

3.                                       Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and each Selling Shareholder, severally and not jointly, agree to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder, as the case may be, at a purchase price of $[•] per share, the respective number of shares of Firm Securities (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying [•] Firm Securities, in the case of the Company, and the number of Firm Securities set forth opposite the name of such Selling Shareholder in Schedule B hereto, in the case of a Selling Shareholder, in each case by a fraction, the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company and the Custodian, on behalf of the Selling Shareholders, will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company and the Custodian, as applicable, at the New York office of Sidley Austin LLP, at 10:00 A.M., New York time, on [•], or at such other time not later than seven full business days thereafter as the Representatives, the Company and the Selling Shareholders determine, such time being herein referred to as the “First Closing Date”.  For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.  The Firm Securities so to be delivered  or evidence of their issuance will be made available for checking at the New York office of Sidley Austin LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities.  The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities.  Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities.  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given.  The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the New York office of Sidley Austin LLP.  The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the New York office of Sidley Austin LLP a reasonable time in advance of such Optional Closing Date.

4.                                       Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.                                       Certain Agreements of the Company and the Selling Shareholders.  (i) The Company and the Selling Shareholders agree with the several Underwriters that:

(a)                                  Additional Filings.  Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement.  The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing.  If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b)                                 Filing of Amendments; Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its commercially reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)                                  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)                                 Rule 158.  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.  For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e)                                  Furnishing of Prospectuses.  The Company will furnish to the Representatives signed copies of each Registration Statement, including all exhibits, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives may reasonably request.  The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement or such other time reasonably requested by the Representatives.  All other documents shall be so furnished as soon as available.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)                                    Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any such jurisdiction in which they are not already required to so qualify or execute a general consent to service of process.

(g)                                 Reporting Requirements.  For a period of three years hereafter, the Company will furnish, upon request, to the Representatives and to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system, it is not required to furnish such reports or statements to the Underwriters.

(h)                                 Payment of Expenses.  The Company agrees to pay all expenses incident to the performance of the Company’s obligations under this Agreement, including but not limited to (i) any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto (including reasonable fees and disbursements of counsel to the Underwriters), (ii) costs and expenses related to the review by FINRA of the Offered Securities, including the approval of Keefe, Bruyette & Woods, Inc as a “qualified independent underwriter” pursuant to NASD Rule 2720 in connection with the offering contemplated by this Agreement (including filing fees and the reasonable fees and expenses of counsel for the Underwriters, including the QIU (as defined below), relating to such qualification, approval or review), (iii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes (provided, however, that the Company, on the one hand, and the Underwriters, on the other hand, each shall be responsible for 50% of the costs of any aircraft chartered in order to transport representatives of the Company and the Underwriters to meetings with prospective purchasers of the Offered Securities), (iv) fees and expenses incident to listing the Offered Securities on the New York Stock Exchange fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and (v) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.  It is understood, however, that, except as otherwise provided herein, the Underwriters will pay all of their own costs and expenses, including all travel, lodging and other expenses of the Underwriters or any of their employees incurred by them in connection with any road show.

(i)                                     Expenses of the Selling Shareholders.  Except as provided in Section 5(h), the Company and the Selling Shareholders agree that the Selling Shareholders, will pay all of their own expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and other advisors

(j)                                     Use of Proceeds.  The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Final Prospectus and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(k)                                  Absence of Manipulation.  None of the Company and the Selling Shareholders will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(l)                                     Restriction on Sale of Securities by the Company.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer, whether now owned or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities, whether any such swap, hedge or transaction is to be settled by delivery of Securities or other securities, in cash or otherwise, (iii) establish or increase a put-equivalent position or liquidate or decrease a call-equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act, or (iv) file any registration statement under the Act (except for a registration statement on Form S-8 to register shares granted pursuant to the terms of a plan in effect on the date hereof and described in the Registration Statement, the General Disclosure Package and the Final Prospectus) with respect to any of the foregoing under (i) through (iii), or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except, in each case, (A) the Offered Securities to be sold hereunder and the Formation Securities to be issued in connection with the Formation Transactions; (B) grants of employee stock options, restricted stock or other equity awards pursuant to the terms of a plan in effect on the date hereof and described in the Registration Statement, the General Disclosure Package and the Final Prospectus, provided that such options or restricted stock do not vest during the Lock-up Period; or (C) the issuance of Lock-Up Securities in connection with the acquisition by the Company or any of its subsidiaries of the securities, businesses, property or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, provided that (i) no Lock-Up Securities may be issued under this clause (C) within 60 days of the date hereof and (ii) any Lock-Up Securities issued or issuable in all instances under this clause (C) may not exceed, in aggregate amount, 10% of the shares of the Company’s common stock outstanding immediately following this offering and any recipient of any such Lock-Up Securities agrees in writing to be subject to the restrictions set forth in the letter included as Schedule F hereto.  The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.  The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(m)                               Transfer Restrictions.  In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement.  The Designated Underwriter will notify the Company as to which Participants will need to be so restricted.  The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(n)                                 Payment of Expenses Related to Directed Share Program.  The Company will pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program.

(ii)  Covenants of the Selling Shareholders.  Each Selling Shareholder further covenants and agrees with the several Underwriters as follows:

(a)                                  Agreement Not to Offer or Sell Additional Shares.  For the period specified in the Lock-up Agreements executed and delivered by each of the Selling Shareholders in the form attached hereto as Schedule F, each Selling Shareholder will not take any action in contravention of such Lock-up Agreement.

(b)                                 Delivery of Form W-9. To deliver to the Representatives prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9.

(c)                                  Notification of Material Changes. During the time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Selling Shareholder will advise the Representatives promptly, and if requested by the Representatives, will confirm such advice in writing, of any change in the Selling Shareholder Information in the Registration Statement, the General Disclosure Package or the Final Prospectus or any amendment or supplement thereto.

6.                                       Free Writing Prospectuses.  Each of the Company and each Selling Shareholder represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  Each of the Company and each Selling Shareholder represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.                                       Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder and to the following additional conditions precedent:

(a)                                  Accountants’ Comfort Letter.  The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of KPMG LLP and Baker Tilly Virchow Krause, LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Underwriters (except that, in any letter dated on a Closing Date, the specified date referred to therein shall be a date no more than three days prior to such Closing Date).

(b)                               CFO Certificate.  The Representatives shall have received a certificate, dated as of the Closing Date, of Deborah A. Wilson, Executive Vice President and Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriters.

(c)                                  Effectiveness of Registration Statement.  If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives.  The Final Prospectus shall have been filed with the Commission in accordance with the Act and the Rules and Regulations thereunder and Section 5(a) hereof.  Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(d)                                 No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(e)                                  Opinion of Counsel for Company.  The Representatives shall have received an opinion, dated such Closing Date, of Hogan Lovells US LLP, counsel for the Company, in form and substance satisfactory to the Underwriters.

(f)                                    Opinion of Counsel for the Selling Shareholders.  The Representatives shall have received an opinion, dated such Closing Date, of Hogan Lovells US LLP, counsel for the Selling Shareholders, in form and substance satisfactory to the Underwriters.

(g)                                 Opinion of Counsel for Underwriters.  The Representatives shall have received from Sidley Austin LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, Sidley Austin LLP may rely as to the incorporation of the Company and all other matters governed by Maryland law upon the opinion of Hogan Lovells US LLP referred to above.

(h)                                 Officer’s Certificate.  The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers, in his or her capacity as an officer of the Company, shall state that:  the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(i)                                     Selling Shareholders’ Certificates.  The Representatives shall have received a certificate, dated such Closing Date, of each Selling Shareholder or an attorney-in-fact for each Selling Shareholder in which such attorney-in-fact shall state that: the representations and warranties of such Selling Shareholder in this Agreement are true and correct; and the Selling Shareholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(j)                                     Lock-up Agreements.  On or prior to the date hereof, the Representatives shall have received lock-up agreements from each of the executive officers, directors and director nominees of the Company, each equity holder of the Company set forth on Schedule E substantially in the form attached hereto as Schedule F.

(k)                            Formation Transactions.  All of the Transaction Documents shall have been executed and delivered, and all of the transactions that are to occur in order to consummate the Formation Transactions shall have been consummated or are being consummated concurrently with the closing hereunder on the Closing Date, as described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(l)                               Approval of Listing.  At the Closing Time, the Offered Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(m)                         No Objection.  FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Offered Securities.

The Company and the Selling Shareholders will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.                                       Indemnification and Contribution.

(a)                                  Indemnification of Underwriters by the Company.  (i) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement or any amendment thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact included in the General Disclosure Package,  any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to the foregoing, or the omission or alleged omission of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal fees or other expenses in all cases reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

Insofar as the foregoing indemnity agreement, or the representations and warranties contained in Section 2(i)(b) hereof, may permit indemnification for liabilities under the Act, the Exchange Act, other Federal or state statutory law or regulation of any person who is an Underwriter or a partner or controlling person of an Underwriter within the meaning of Section 15 of the Act and who, at the date hereof, is a director, officer or controlling person of the Company, the Company has been advised that in the opinion of the Commission such provisions may contravene Federal public policy as expressed in the Act and may therefore be unenforceable.  In the event that a claim for indemnification under such agreement or such representations and warranties for any such liabilities (except insofar as such agreement provides for the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, the Company will submit to a court of appropriate jurisdiction (unless in the opinion of counsel for the Company the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the Act and therefore unenforceable, and the Company will be governed by the final adjudication of such issue.

The Company agrees to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, when considered together with the General Disclosure Package, not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) arising out of, related to or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(b)                                 Indemnification of Underwriters by the Selling Shareholders.  The Selling Shareholders, severally, and not jointly, will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement or any amendment thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein no misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact included in the General Disclosure Package, any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement to the foregoing, the omission or alleged omission of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal fees or other expenses in all cases reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that each Selling Shareholder shall be subject to such liability only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information provided by such Selling Shareholders or contained in a representation or warranty given by such Selling Shareholder in this Agreement or the Custody Agreement and provided, further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Initial Securities sold by such Selling Shareholder hereunder.

Insofar as the foregoing indemnity agreement, or the representations and warranties contained in Section 2(ii)(a) hereof, may permit indemnification for liabilities under the Act, the Exchange Act, other Federal or state statutory law or regulation of any person who is an Underwriter or a partner or controlling person of an Underwriter within the meaning of Section 15 of the Act and the Selling Shareholders, the Selling Shareholder has been advised that in the opinion of the Commission such provisions may contravene Federal public policy as expressed in the Act and may therefore be unenforceable.  In the event that a claim for indemnification under such agreement or such representations and warranties for any such liabilities (except insofar as such agreement provides for the payment by either of the Selling Shareholders of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, each Selling Shareholder will submit to a court of appropriate jurisdiction (unless in the opinion of counsel for the Selling Shareholders the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the Act and therefore unenforceable, and each Selling Shareholder will be governed by the final adjudication of such issue.

(c)                                  Indemnification of Company and the Selling Shareholders by the Underwriters.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Selling Shareholder (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement or any amendment thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement or a material fact included in the General Disclosure Package, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement to the foregoing, or the omission or the alleged omission of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal fees or other expenses in all cases reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter:  the figures appearing in the second and third sentences in the first paragraph under “Underwriting (Conflicts of Interest)—Commissions and Discounts” and the information in the paragraph under “Underwriting (Conflicts of Interest)—Price Stabilization and Short Positions,” and “Underwriting (Conflicts of Interest)—Passive Market Making”.

(d)                                 Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section or Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above or Section 10, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above or Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) or Section 10.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section or Section 10, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act; and any such separate firm shall be designated by the Designated Underwriter.  Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 10 hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the QIU for the defense of any losses, claims, damages and liabilities arising out of the QIU acting in its capacity as “qualified independent underwriter,” and all persons, if any, who control the QIU within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act; and any such separate firm shall be designated by the QIU.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)                                  Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above or Section 10, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above or Section 10 above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders, bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal fees or other expenses in all cases reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e).  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).  The Company, the Selling Shareholders and the Underwriters agree that Keefe, Bruyette & Woods, Inc. will not receive any additional benefits hereunder for serving as the QIU in connection with the offering and sale of the Offered Securities.  Notwithstanding the provisions of this subsection (e), if the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party, no Selling Shareholder shall be required to contribute unless (i) such Selling Shareholder would have had indemnification obligations pursuant to the terms of Section 8(b) and shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Initial Securities sold by such Selling Shareholder hereunder.  It being understood that to the extent any liability is assessed against the Company and any Selling Shareholder, any deficiency in contribution resulting from the foregoing limitation shall be borne by the Company.

9.                                       Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-

defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date.  If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company and the Selling Shareholders except as provided in Section 12 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination).  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.                                 Qualified Independent Underwriter.  The Company and the Selling Shareholders hereby confirm that at their request Keefe, Bruyette & Woods, Inc. has without compensation acted as “qualified independent underwriter” (in such capacity, the “QIU”) within the meaning of NASD Conduct Rule 2720 adopted by FINRA (“Rule 2720”) in connection with the offering of the Offered Securities.  The Company and the Selling Shareholders will indemnify and hold harmless the QIU, its directors, officers, employees and agents and each person, if any, who controls such QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation  or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU’s acting (or alleged failing to act) as such “qualified independent underwriter” and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

11.                                 Default by any of the Selling Shareholders or the Company.  (a) If a Selling Shareholder shall fail at the Closing Time to sell and deliver the number of Firm Securities which such Selling Shareholder is obligated to sell hereunder, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholder, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party, including any Underwriter, except that the provisions of Sections 2, 8, 11, 12, 13, 14, 15, 17 and 18 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholder and the Company have agreed to sell hereunder.  No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.  In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Shareholder shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Final Prospectus or in any other documents or arrangements.

(b)  If the Company shall fail at the Closing Date to sell the number of Offered Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party, including any Underwriter; provided, however, that the provisions of Sections 2, 8, 11, 12, 13, 14, 15, 17 and 18 shall remain in full force and effect.  No action taken pursuant to this Section 11 shall relieve the Company from liability, if any, in respect of such default.

12.                                 Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, the Selling Shareholders, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and any Selling Shareholder, and will survive delivery of and payment for the Offered Securities.  If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the

Company and the Selling Shareholders will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Shareholders, and the Underwriters pursuant to Section 8 hereof and the obligations of the Company and the Selling Shareholders pursuant to Section 10 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

13.                                 Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives (provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter):

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY  10010-3629
Attention: LCD-IBD

c/o Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue, 4th Floor
New York, NY  10019
Attention: General Counsel

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036
Attention: •

if sent to the Company, will be mailed, delivered or telegraphed  and confirmed to it at the following:

Walker & Dunlop, Inc.
7501 Wisconsin Avenue, Suite 1200
Bethesda, MD  20814
Attention: William Walker

or, if sent to the Selling Shareholders, will be mailed, delivered or telegraphed and confirmed to such Selling Shareholders at the following:

Mallory Walker
c/o Walker & Dunlop, Inc.

7501 Wisconsin Avenue, Suite 1200
Bethesda, MD  20814; and

Taylor Walker
c/o Walker & Dunlop, Inc.

7501 Wisconsin Avenue, Suite 1200
Bethesda, MD  20814.

14.                                 Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

15.                                 Representation of Underwriters.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.  William Walker will act for the Selling Shareholders in connection with such transactions, and any action under or in respect of this Agreement taken by the Attorney-in-Fact will be binding upon all the Selling Shareholders.

16.                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

17.                                 Absence of Fiduciary Relationship.  The Company and each Selling Shareholder acknowledges and agrees that:

(a)                                  No Other Relationship.  The Underwriters have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether any of the Underwriters has advised or is advising the Company or the Selling Shareholders on other matters;

(b)                                 Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Shareholders following discussions and arms-length negotiations with the Representatives, and the Company and the Selling Shareholders are capable of evaluating and understanding and each of them understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  Absence of Obligation to Disclose.  The Company and the Selling Shareholders have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholders and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 Waiver.  The Company and each Selling Shareholder waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any Selling Shareholder including stockholders, employees or creditors of the Company or any Selling Shareholder.

18.                               Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Each of the Company and each Selling Shareholder hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Each of the Company and each Selling Shareholder irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders one of the counterparts hereof, whereupon it will become a binding agreement between the Company, each Selling Shareholder and the several Underwriters in accordance with its terms.

Very truly yours,

WALKER & DUNLOP, INC.

By:
Name:
Title:

MALLORY WALKER

By:
Name:
Title: Attorney-in-Fact

TAYLOR WALKER

By:
Name:
Title: Attorney-in-Fact

The foregoing Underwriting Agreement is hereby confirmed
and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

KEEFE, BRUYETTE & WOODS, INC.

By:
Name:
Title:

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

Acting on behalf of themselves and as the
Representatives of the several Underwriters

SCHEDULE  A

Underwriter	Number of Firm Securities

Credit Suisse Securities (USA) LLC

Keefe, Bruyette & Woods, Inc.

Morgan Stanley & Co. Incorporated

William Blair & Company, L.L.C.

JMP Securities LLC

Stifel, Nicolaus & Company, Incorporated

Total

SCHEDULE  B

Name	Number of Firm Securities to be Sold
Mallory Walker
Taylor Walker

SCHEDULE  C

Transaction Documents:

1.                                      Contribution Agreement, dated as of October 29, 2010, by and among Mallory Walker, Howard W. Smith, William M. Walker, Taylor Walker, Richard C. Warner, Donna Mighty, Michael Yavinsky, Ted Hermes, Deborah A. Wilson, Column Guaranteed LLC and Walker & Dunlop, Inc.

2.                                      Contribution Agreement, dated as of October 29, 2010, between Column Guaranteed LLC and Walker & Dunlop, Inc.

3.                                      Registration Rights Agreement, dated as of •, 2010, by and among Walker & Dunlop, Inc. and Mallory Walker, Taylor Walker, William M. Walker, Howard W. Smith, Richard C. Warner, Donna Mighty, Michael Yavinsky, Ted Hermes, Deborah A. Wilson and Column Guaranteed LLC.

4.                                      Stockholders Agreement, dated as of •, 2010, by and among William Walker, Mallory Walker, Column Guaranteed LLC and Walker & Dunlop, Inc.

SCHEDULE  D

1.                                      General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

[None]

2.                                      Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

[1.]  The initial price to the public of the Offered Securities.

[2.  The number of Firm Securities.

3.  The number of Option Securities.]

Schedule E

List of Persons subject to the Lock-Up Agreement

William M. Walker

Howard W. Smith, III

Deborah A. Wilson

Mitchell M. Gaynor

Richard M. Lucas

Richard C. Warner

John Rice

Edmund F. Taylor

Robert A. Wrzosek

Mallory Walker

Taylor Walker

Donna Mighty

Michael Yavinsky

Ted Hermes

Alan J. Bowers

Cynthia A. Hallenbeck

Dana L. Schmaltz

Column Guaranteed, LLC

Schedule F

FORM OF LOCK-UP LETTER

, 2010

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor
New York, NY 10019

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Re:                             Proposed Public Offering by Walker & Dunlop, Inc.

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Walker & Dunlop, Inc., a Maryland corporation (the “Company”), and you as the representatives (the “Representatives”) of the underwriters named therein (the “Underwriters”), relating to an underwritten public offering of shares of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company.

In order to induce the Underwriters to enter into the Underwriting Agreement, the undersigned agrees that the undersigned will not, during a period of 365 days from the date of the Underwriting Agreement, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, whether any such swap, hedge or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (iii) make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  In the event that (1) during the last 17 days of the 365 day restricted period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 365 day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 365 day restricted period, then in each case the 365 day restricted period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein, (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with your prior written consent; provided, however, that transfers referenced under (i) and (ii) shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the 365-

day restricted period).  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Upon consummation of the Formation Transactions (as defined in the Underwriting Agreement) and/or grant of equity under the Company’s 2010 Equity Incentive Plan, the undersigned will have and, except as contemplated by clauses (i) through (iii) above and except with respect to shares sold as selling shareholders in the initial public offering, for the duration of the Lock-Up Agreement will have good and marketable title to the undersigned’s shares of Common Stock, free and clear of all liens, encumbrances, and claims whatsoever, except with respect to any liens, encumbrances and claims that were in existence on the date hereof.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Stock, except in compliance with this Lock-Up Agreement.  In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of the undersigned’s Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that if the Underwriting Agreement does not become effective by 6-months from the date hereof or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-up Agreement.

This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Signature:

Print Name: